                       ROLLING PIN KITCHEN EMPORIUM, INC.

                   AMENDMENT TO COMMON STOCK PURCHASE WARRANT


                  THIS AMENDMENT TO THE COMMON STOCK PURCHASE WARRANT (the "Amendment"), is effective as of the 25th day of November 1998, by ROLLING PIN KITCHEN EMPORIUM, INC. (formerly HOME RETAIL HOLDINGS, INC.) (the "Company") and GREENFIELD COMMERCIAL CREDIT, L.L.C. ("GREENFIELD").

                  WHEREAS, the Company executed, issued and delivered a Common Stock Purchase Warrant, dated August 20, 1998 (the "Warrant"), evidencing the right of GREENFIELD to the purchase of 40,602 fully paid and non-assessable shares of Common Stock of the Company;

                  WHEREAS, the Company has agreed to make a certain additional payment to GREENFIELD relating to a loan GREENFIELD made to the Company; and

                  WHEREAS, in connection therewith, GREENFIELD has agreed to remove its right to cause the Company to redeem the Warrant and the shares exercisable thereunder;

                  NOW, THEREFORE, in consideration of the foregoing Recitals, the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees to the following amendments to the Warrant, and GREENFIELD consents to such amendments, as follows:

1. Sections 3.6 of the Warrant is deleted in the entirety and shall have no force and effect.

2. Except as expressly amended and modified herein, the terms and provisions of the Warrant are hereby confirmed, affirmed and ratified as if fully set forth herein.

3.       This Amendment may be executed in counterparts and via facsimile.

4. This Amendment shall be binding upon and shall inure to the benefit of the Company and GREENFIELD, and their respective successors and assigns.

5. This amendment shall be null and void if the Company fails to pay GREENFIELD the sum of $100,000 on or before December 11, 1998.

                  IN WITNESS WHEREOF, the parties have signed this Amendment to the Warrant, intending to be legally bound hereby as of the day and date first set forth above.




Attest:                                  ROLLING PIN KITCHEN EMPORIUM, INC.
Secretary



                                         By:
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ACCEPTED, ACKNOWLEDGED AND AGREED


                                         GREENFIELD COMMERCIAL CREDIT, L.L.C.




                                         By:
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